Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
of
SELECTIS HEALTH, INC.

at

$5.75 Per Share in Cash

by

BLACK PEARL EQUITIES, LLC

and

BLACK PEARL EQUITIES II, LLC,

its wholly owned subsidiary

and

TORTUGA ACQUISITION SUB, INC.,

its wholly owned subsidiary

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 10, 2026, UNLESS THE TENDER OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.05 per share (the “Shares”), of Selectis Health, Inc., a Utah corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Broadridge Corporate Issuer Solutions, LLC (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or overnight courier to the Depositary and must include a Guarantee by an Eligible Institution (as defined in The Tender Offer — Section 3 – Procedures for Accepting the Offer and Tendering Shares in the Offer to Purchase). See The Tender Offer — Section 3 – Procedures for Accepting the Offer and Tendering Shares in the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail: Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	If delivering by hand, express mail, courier or any other expedited service: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form (or submits via an Agent’s Message) must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in The Tender Offer — Section 2 – Acceptance for Payment and Payment of Shares in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

Pursuant to the guaranteed delivery procedures set forth in The Tender Offer — Section 3 – Procedures for Accepting the Offer and Tendering Shares in the Offer to Purchase, the undersigned hereby tenders to Tortuga Acquisition Sub, Inc., a Utah corporation, the number of shares of common stock, par value $0.05 per share (the “Shares”), of Selectis Health, Inc., a Utah corporation, specified below, upon the terms and subject to the conditions set forth in The Tender Offer — Section 11 – Conditions of the Offer in the Offer to Purchase, dated July 13, 2026, and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”). The undersigned hereby acknowledges receipt of the Letter of Transmittal.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):
(Please type or print)

Address(es):
(Zip Code)

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Dated: , 2026

GUARANTEE
(Not to be used for signature guarantee)

The undersigned (or the entity submitting the Agent’s Message), an Eligible Institution (as defined in The Tender Offer — Section 3 – Procedures for Accepting the Offer and Tendering Shares in the Offer to Purchase), hereby (i) represents that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in either case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in The Tender Offer — Section 2 – Acceptance for Payment and Payment for Shares in the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within one (1) trading day after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name (Please Print or Type)

Title

Date: , 2026

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.